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                                                                    EXHIBIT 3.16

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                  THALIA INTERESTS, INC. ("Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                  FIRST: That in lieu of a meeting and vote of directors, the Board of Directors of the Corporation, by unanimous written consent filed with the Corporation, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, have adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

                  RESOLVED, That the Certificate of Incorporation be amended by changing Article I to read as follows:

                                    ARTICLE I

                  The name of the corporation is NORTH AMERICAN PIPE
CORPORATION.

                  SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder of all outstanding stock entitled to vote thereon has given written consent to the above amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware, and said written consent has been filed with the Corporation.

                  THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 141, 216, 228 and 242 of the General Corporation Law of the State of Delaware.

                  FOURTH: That the capital of the Corporation will not be reduced under or by reason of said amendments.

                  IN WITNESS WHEREOF, Thalia Interests, Inc. has caused this certificate to be signed by its President and attested by its Secretary, this 6th day of July, 1992.

                                       THALIA INTERESTS, INC.

                                       By: /s/ Michael A. Robison
                                           -------------------------------------
                                               Michael A. Robison
                                               President

ATTEST:

By: /s/ Michael A. Robison
    ----------------------
        Michael A. Robison
        Secretary